Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of HedgePath Pharmaceuticals, Inc., as successor to Commonwealth Biotechnologies, Inc. of our report dated May 13, 2013 relating to our audit of the financial statements, appearing in the prospectus, which is part of this Registration Statement.

/s/ PBMares, LLP

Richmond, Virginia

September 17, 2014